                                                     Exhibit 16



           EV CLASSIC STRATEGIC INCOME FUND
                          CALCULATION OF YIELD



                     For the 30 days ended 10/31/96:

                             Interest Income Earned:      $12,173
 Plus
                                                       ----------
 Equal                                 Gross Income:      $12,173

 Minus                                     Expenses:       $2,940
                                                       ----------
 Equal                        Net Investment Income:       $9,233

 Divided by           Average daily number of shares
                      outstanding that were entitled
                               to receive dividends:      139,202
                                                       ----------
 Equal       Net Investment Income Earned Per Share:      $0.0663

          Maximum Offering Price Per Share 10/31/96:       $12.09

                                      30 Day Yield*:         6.67%

 *  Yield is calculated on a bond equivalent rate as follows:
                          6
     2[(($0.0663/$12.09)+1) -1]

INVESTMENT PERFORMANCE -- EV CLASSIC STRATEGIC INCOME FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the period from November 26, 1990 through October 31, 1996 and for the 1 and 5 year periods ended
October 31, 1996.  Total return for the period prior to the Fund's commencement of operations is for the Portfolio (or its predecessor) adjusted for the Fund's sales charge.


                                         VALUE OF A $1,000 INVESTMENT


                                  VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
PERIOD            DATE          ON 10/31/96    ON 10/31/96    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED

LIFE OF
FUND              11/26/90      $1,488.84      $1,488.84      48.88%      6.94%         48.88%      6.94%

5 YEARS ENDED
10/31/96          10/31/91      $1,378.84      $1,378.84      37.88%      6.64%         37.88%      6.64%

1 YEAR ENDED
10/31/96          10/31/95      $1,150.88      $1,140.88      15.09%      15.09%        14.09%      14.09%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                         P         =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

           EV MARATHON STRATEGIC INCOME FUND
                          CALCULATION OF YIELD



                     For the 30 days ended 10/31/96:

                             Interest Income Earned:     $957,695
 Plus
                                                       ----------
 Equal                                 Gross Income:     $957,695

 Minus                                     Expenses:     $223,065
                                                       ----------
 Equal                        Net Investment Income:     $734,630

 Divided by           Average daily number of shares
                      outstanding that were entitled
                               to receive dividends:   14,104,481
                                                       ----------
 Equal       Net Investment Income Earned Per Share:      $0.0521

          Maximum Offering Price Per Share 10/31/96:        $9.31

                                      30 Day Yield*:         6.81%

 *  Yield is calculated on a bond equivalent rate as follows:
                          6
     2[(($0.0521/$9.31)+1) -1]

INVESTMENT PERFORMANCE -- EV MARATHON STRATEGIC INCOME FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the period from November 26, 1990 through October 31, 1996 and for the 1 and 5 year periods ended
October 31, 1996.



                                         VALUE OF A $1,000 INVESTMENT


                                  VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
PERIOD            DATE          ON 10/31/96    ON 10/31/96    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED

LIFE OF
FUND              11/26/90      $1,468.48      $1,468.48      46.85%      6.69%         46.85%      6.69%

5 YEARS ENDED
10/31/96          10/31/91      $1,360.00      $1,360.00      36.00%      6.34%         36.00%      6.34%

1 YEAR ENDED
10/31/96          10/31/95      $1,184.83      $1,154.83      18.48%      18.48%        15.48%      15.48%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                         P         =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.